Exhibit 10.17(a)

Contract NO: 0400000928-2015 Henggang (Bao)zi 0009

GUARANTY CONTRACT OF MAXIMUM AMOUNT

IMPORTANT NOTE: This contract is in equal and voluntary basis of the parties, all terms of the contract are both true meaning of them. To maintain the legitimate interests of the guarantor, the creditor specially remind the guarantor to pay attention on the bold terms in the contract.

Creditors:	Industrial and Commercial Bank of China Ltd,
Shenzhen Henggang Branch (hereinafter referred to as "Party A")

Person in charge:	Duoping Yang
Business address:	Room 132/132A & 133, City Center Garden, Henggang
Street, Longgang District, Shenzhen

Guarantor:	Hong Kong Highpower Technology CO., LTD.
(herein after referred to as "Party B")

Legal representative:	Dangyu Pan
Business or Residence:	Room 4, Floor 13, Taiping industrial center, 51A,
Tingjiao Road, Dapu, Hong Kong

In order to ensure the realization of Party A’s claims, Party B voluntarily provides security guarantee (counter-guarantee). To specify the rights and obligations, based on "contract law", "Security Law" and other relevant laws and regulations, party A and B sides through equal consultation and agreement, to enter into this contract.

Article 1 The Principal Creditor's Right Be Guaranteed

Item 1.1 The principal creditor's right guaranteed by party B is the rights within the highest balance of RMB 30,000,000.00 (capital: thirty million yuan only) come from the contracts entered by Party A and Shenzhen Highpower Technology Co. (hereinafter referred to as debtor) since Oct 1, 2015 to Oct 1, 2020 (including the starting date and the expiration date of the period), the contracts including foreign currency loan contracts, exchange-loan contract, bank acceptance agreement, letter of credit issuing agreement/contract, international and domestic trade financing agreements, forward foreign exchange agreements and other financial derivative products agreements and other documents (hereinafter referred to as the “main contract”) . Whether in the above period or not, the creditor always has the rights.

Item 1.2 The above mentioned maximum balance, is the total RMB amount exchanged from other different currencies using the foreign exchange rate published by Party A on the day Party B have the responsibility to guaranty the principal creditor’s right.

Article 2 Guaranty Method

The method party B undertakes the guarantee responsibility is joint responsibility guarantee.

Article 3 Guaranty Coverage

The maximum guarantee Party B undertakes contains creditor's principal, interest, Compound interest, punitive interest, Liquidated damages, Compensation for damage, exchange loss (related exchange loss caused by exchange rate fluctuation) and the cost for realizing creditor’s right (including but not limited to litigation fees, legal fees), the cost for realizing creditor’s right is not included in the maximum amount stated in item 1.1.

Article 4 Guaranty Period

Item 4.1 If the main contract is a loan contract, the guaranty period of the Contract is: two years after the expiration of the loan under the main contract; if Party A announces that the loan expire in advance according to the item of the loan contract, the guaranty period of the Contract is two years starting from the day after the advanced expiration date of the loan.

Item 4.2 If the main contract is a banker's acceptance contract, the guaranty period is two years starting from the day after the date Party A pays to the third party.

Item 4.3 If the main contract is a guaranty contract, the guaranty period is two years starting from the day after the date Party A performs the duty of guarantee.

Item 4.4 If the main contract is a letter of credit issuing agreement / contract, the guaranty period is two years starting from the day after the date Party A pays the amount of letters of credit.

Item 4.5 If the main contract is another financing documents, the guaranty period is two years starting from the day after the expiration date or advanced expiration date of the loan under the main contract.

Article 5 Party B’s Statement and Guarantee

Party B makes the following statement and guarantee.

Item 5.1 Party B has the guarantor’s qualifications, the guarantee for the Party A has acquired the necessary authorization or approval according to procedures and jurisdiction of company constitution, will not violate laws and regulations and other relevant regulations.

Item 5.2 If Party B is a listed company or a subsidiary of a listed company, will ensure to disclose the guarantee in time according to the requirements of "Securities Act", "Stock Exchange Listing Rules" and other laws, rules and regulations.

Item 5.3 Party B has sufficient capacity to assume the responsibilities, will not reduce or exempt the responsibilities because of any variation of instruction, financial situation, or any agreement entered with any third party.

Item 5.4 Party B fully understands the purpose of the loan under the main contract, voluntarily guarantee for the debtor, the meanings of the items in the main contract is fully true. For domestic and international trade financing, Party B admit transaction basis of the financing is true and without fraud.

Item 5.5 All materials and information provided to Party A are true, accurate and complete, without false record, misleading statement or significant omission.

Item 5.6 If the principal loan in the contract is international trade financing that Party A provides to the debtor, then Party B accepts related international conventions about related business.

Item 5.7 If Party B is a natural person, also makes the following statement and guarantee:

A. With full civil rights and full civil capacity;

B. With legitimate source of income and adequate compensation capacity;

C. Without malicious acts such as malicious default of bank loan’s principal and interest, malicious overdraft credit cards and other malicious acts;

D. Without gambling, drug abuse and other bad behavior or criminal record;

E. Spouse of Party B agrees to provide the guarantees to Party A.

Article 6 Party B’s Commitment

Party B makes the following promises.

Item 6.1 If any of the following situations happens, within five working days since Party A receives notice, with no conditions fulfill the responsibilities in the contract:

A. The outstanding debts of debtor, includes maturity and early maturity;

B. If Party B or the debtor seeks for bankruptcy or goes out of business, dissolution, liquidation, business for rectification, revocation of business license, or be revoked.

Item 6.2 If Party A’s principal creditor's right exists on collateralized object for guarantee, whether the collateralized object is provided by the debtor or by third party, Party A has the right to request Party B to take responsibilities first, Party B can not raise a plea for this reason. If Party A gives up, change or loss of other security interest, Party B's responsibility is still in effect, will not be invalid, deducted or exempted.

Item 6.3 Upon Party A’s requests, provide financial information, tax certificates and other financial documents that can timely reflect Party B’s financial situation.

Item 6.4 If any of the following situations happens, with no need for agreement of Party B, Party B will continue to assume guarantee liability in the contract:

A. Party A and the debtor negotiate to change main contract, without increasing Party B’s debt or extending debt’s maturity;

B. Under domestic and international trade financing, Party A and the debtor modify letters of credit related to main contract, without increase the debtor's payment obligations of letter of credit or extend the payment period;

C. Party A transfers the debt to a third party.

Item 6.5 If provides any form of guarantee to a third party, will not damage the interests of the Party A.

Item 6.6 If Party B has actions including merger, divesture, reduction of capital, change of ownership, transfer of significant assets and liabilities, significant external investment, increasing debt financing materially and other actions may adversely affect the rights of Party A, Party B should have the written agreement of Party A in advance, or have made satisfactory arrangement for the guarantee responsibilities under the contract. If not, Party A cannot engage in such actions.

Item 6.7 If any of the following situations happens, Party B should notice Party A:

A. Change of charter, business coverage, registered capital, the legal representative, change of ownership;

B. Go out of business, dissolution, liquidation, business for rectification, revocation of business license, be revoked or bankruptcy;

C. Involved or maybe involved in material economic disputes, litigation, arbitration, or the property was legally seized, detained or controlled;

D. If Party B is a natural person, change of residence, work, contacts, etc.

E. Issuing corporate bonds, short-term financing bonds or other direct financing methods to increase debt levels;

F. Have other large amount of borrowing or external guarantees.

Item 6.8 React to the return notice from Party A in time.

Item 6.9 In the buyer's financing, import credit and import bills financing / import payment services in the domestic letters of credit, if happens following situations, Party B should assume non-defense guarantee obligation, Party B should not propose exemption or defense because of any judicial or administrative authorities issues stop-payment order, ban order or take measures such as closing down, detaining, freezing property related to letters of credit:

A. Party A's nominee, who has been authorized in accordance with the Party A's instructions, pays in good faith;

B. Party A or its nominee, who has been authorized under the domestic letter of credit, issues payment confirmation in good faith or accepts credit documents in letters of credit in good faith;

C. Confirming bank of letter of credit fulfills the payment obligation in good faith;

D. Negotiating bank of letter of credit negotiates to pay in good faith.

Item 6.10 In shipping guarantee, bills of lading endorsed, authorized delivery business, Party B should not propose exemption or defense because of debtor's dishonored letters of credit.

Article 7 Party A’s Commitment

Party A’s commitment: Keep non-public information confidential which is in the relevant documents, financial documents and other related documents provided when Party B carries out obligations, unless relevant laws and regulations or this contract has otherwise specified.

Article 8 Conformation of Principal Creditor’s Right

If one of the following situations happens, the conformation of the maximum guarantee:

A. Expiration of the period that Article 1.1 agreed;

B. No new debt will happen again;

C. The debtor, Party B is declared bankrupt or revoked;

D. Other cases stipulated in laws.

Article 9 Breach of the Contract

Item 9.1 Once this contract is in effect, either party fails to perform any obligation in the contract or violate any statement, guarantee and commitment in the contract, then it is breach of contract. If one party causes losses to the other party because of the above reason, then should be compensated to the other party.

Item 9.2 If Party B does not perform the guarantee obligations in this contract, Party A has the right to deduct the money in all accounts that Party B opened in the Industrial and Commercial Bank of China and its branches to pay off the debt in the main contract. If the currency of the deducted money and the currency in the main contract is different, calculate the deduct amount using applicable rate published by Party A on deduct day. The interest and other fees from the deduct day and the pay off day, and the difference for exchange rate fluctuations during the period should be bear by Party B.

Item 9.3 Except the provisions in the contract, if either party breaches the contract, the other party has the right to take measures provided by the PRC laws, regulations and rules.

Article 10 Effect, Change and Terminate

Item 10.1 The contract is in effect since the date of signing.

Item 10.2 Any change of this contract shall be agreed by all parties involved and be made in writing. The changes of provisions and agreements are part of the contract, has equal legal right with the contract. Except the changed part, the rest part of this contract is still valid, before the changes is in effect, the original terms of this contract is still valid.

Item 10.3 Any provision of this contract is invalid or unenforceable, will not affect the validity and enforceability of other provision, nor affect the validity of the contract.

Item 10.4 The change or termination of this contract will not affect the right of all parties involved to require compensation. The termination of this contract, will not affect the effectiveness of the dispute settlement provisions.

Article 11 Dispute Resolution

The sign, validity, interpretation, enforcement and dispute settlement of this contract are applicable to PRC laws. Any disputes caused by or related to this contract, both parties should resolve through negotiation. If negotiation fails, use the following method for resolution:

Resolves through litigation in court where Party A locates.

Article 12 Other Provisions

Item 12.1 Without the written consent of Party A, Party B cannot transfer whole or part of right or obligations in the contract.

Item 12.2 If Party A does not perform or perform partially or perform delayed any right in the contract, does not affect the exercise of the right and any other change.

Item 12.3 Party A has the right to provide the information of this contract and other related information to the credit information database of People’s Bank of China or other legally established credit database according to relevant laws, regulations or other normative documents requirements or financial regulatory requirements, for the purpose of inquiry and use by qualified organizations or individuals, and Party A also has the right to inquiry Party B’s related information via credit information database of People’s Bank of China or other legally established credit database, for the purpose of sign and perform this contract.

Item 12.4 The contract has two originals, each side hold one with the same legal effect.

Party A (seal):	Industrial and Commercial Bank of China Ltd, Shenzhen Henggang Branch
Person in Charge:	Duoping Yang

Party B:	Hong Kong Highpower Technology CO., LTD.
Legal Representative:	Dangyu Pan